NEWS RELEASE

Terex to Acquire Environmental Solutions Group (ESG) from Dover Corporation, Establishing Leading Presence in Waste and Recycling Market

7/22/2024

Purchase price of $2.0 billion; $1.725 billion net of expected tax benefits

Reduces cyclicality, delivers financial accretion and lowers capital intensity

Unlocks ~$25 million of cost and revenue synergies by 2026

Enhances presence in attractive waste & recycling segment; expands North American addressable market

Terex to host investor conference call to discuss transaction on July 22, 2024 at 8:30 a.m. Eastern

NORWALK, Conn., July 22, 2024 /PRNewswire/ -- Terex Corporation (NYSE: TEX) (the "Company") today announced it has signed a definitive agreement to acquire Environmental Solutions Group ("ESG") from Dover Corporation (NYSE: DOV), in a $2.0 billion all-cash transaction. When adjusted for the present value of expected tax benefits of approximately $275 million, the purchase price is $1.725 billion. This represents approximately 8.4x 2024E earnings before interest, taxes depreciation and amortization (EBITDA) including expected run-rate synergies. ESG is a leader in the design and manufacturing of refuse collection vehicles, waste compaction equipment, and associated parts and digital solutions.

ESG is comprised of several industry-leading product brands — Heil, Marathon, Curotto-Can, and Bayne Thinline, as

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well as digital solutions offerings 3rd Eye and Soft-Pak — that are respected throughout the solid waste industry for their quality, durability, reliability, unmatched service, and leading customer return on investment. ESG's broad array of turnkey products and services across equipment, digital and aftermarket offerings are complementary to Terex's businesses, and will allow Terex to expand its customer base, provide customers with a broader suite of environmental equipment solutions, and realize economies of scale. ESG has demonstrated a track record of consistent, resilient growth, delivering a 7%+ long-term organic revenue CAGR over the last ten years.

"This acquisition announcement of ESG marks an incredibly exciting milestone in our multi-year transformation and aligns with our goal of strengthening our portfolio and leveraging our operating system to drive sustainable, accelerated long-term growth," said Terex President and CEO, Simon Meester. "ESG will add a non-cyclical, financially accretive, and market-leading business to Terex's portfolio with tangible synergies in the fast-growing waste and recycling end market. In addition, ESG is led by a world-class management team and has a strong track record of operational excellence. We look forward to welcoming the ESG team to Terex and driving long-term, sustainable value for all our stakeholders."

Compelling Transaction Rationale:

This acquisition significantly strengthens Terex's portfolio and creates a path for accelerated sustainable growth. Terex believes this transaction creates significant shareholder value:

- Adds meaningful scale and significantly reduces cyclicality: ESG has demonstrated a sustained track record of resilient, high-single digit organic growth through the cycle.
- Financially accretive: ESG's EBITDA margin including run rate synergies is expected to add 130 basis points of margin accretion. Terex will have approximately $1 billion in pro forma EBITDA.
- Tangible cost and revenue synergies: Terex expects ~$25 million of identified synergies to be achieved by the end of 2026, largely driven by procurement, supply chain efficiencies and commercial initiatives.
- Market leader in waste and recycling: ESG holds the #1 position in refuse collection vehicles and waste compaction equipment in North America, enabling Terex to create three market-leading business segments and to serve as a leader in the fast-growing waste and recycling end-market.
- Adds attractive addressable market in North America: Terex's North American exposure will increase to 65%, expanding its global market opportunity to $40 billion.
- Reduces capital intensity: ESG's efficient operating model with low net working capital will drive a meaningful improvement in free cash flow accretion.

Transaction Details

The transaction is anticipated to close in the second half of 2024, subject to the receipt of required regulatory approvals and customary closing conditions.

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The deal enhances Terex's financial profile, delivering revenue growth, free cash flow, EBITDA margin and EPS accretion. The transaction is expected to be double-digit percentage adjusted EPS accretive in 2025, with meaningful growth anticipated thereafter.

Terex has obtained fully committed debt financing from UBS Investment Bank and expects to fund the transaction with a combination of cash on hand and debt financing. Terex expects a 2024 net leverage ratio of 2.2x, below its stated target of 2.5x through the cycle. The Company expects net leverage below 2.0x by the end of 2025 with consistent deleveraging thereafter from an enhanced free cash flow profile.

Terex will create the new Environmental Solutions segment that includes ESG as well as Terex's existing Utilities business. The segment combines Terex's leading market positions in utility equipment with ESG's portfolio of industry-renowned product brands. The segment will service the thematic, growing waste, recycling and utility end markets that are expected to benefit from growth themes including electrification, circularity and energy transition. As of March 31, 2024, the new Environmental Solutions segment would have generated pro forma LTM revenues of $1.4 billion.

Advisors

UBS Investment Bank is serving as exclusive financial advisor and Fried Frank and Pryor Cashman are serving as legal advisors to Terex.

Conference Call Details

The Company has scheduled a conference call to discuss the transaction today, July 22, 2024 beginning at 8:30 a.m. ET. Simon A. Meester, President and CEO, and Julie Beck, Senior Vice President and Chief Financial Officer, will host the call. A simultaneous webcast of this call can be accessed at **https://investors.terex.com**. Participants are encouraged to access the call 15 minutes prior to the starting time. The call will also be archived in the Event Archive at **https://investors.terex.com**.

The Company also plans to host a conference call to discuss its second quarter 2024 financial results on July 31, 2024 at 8:30 a.m. ET. A simultaneous webcast of this call will be available at **https://investors.terex.com**.

About Terex

Terex is a global manufacturer of materials processing machinery and aerial work platforms. We design, build and support products used in maintenance, manufacturing, energy, recycling, minerals and materials management, and construction applications. Certain Terex products and solutions enable customers to reduce their impact on the environment including electric and hybrid offerings that deliver quiet and emission-free performance, products that support renewable energy, and products that aid in the recovery of useful materials from various types of waste. Our products are manufactured in North America, Europe, Australia and Asia and sold worldwide. We engage with

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customers through all stages of the product life cycle, from initial specification to parts and service support. We report our business in the following segments: (i) Materials Processing and (ii) Aerial Work Platforms.

About ESG:

Environmental Solutions Group ("ESG") encompasses industry-leading brands, such as Heil, Marathon, 3rd Eye, Soft-Pak, Parts Central, Currotto-Can, and Bayne Thinline to create a premier, fully integrated equipment group serving the solid waste and recycling industry. Through extensive voice-of-customer outreach, in-house engineering and manufacturing capabilities, a wide-reaching service network, and proven industry expertise, ESG is focused on solving customer problems through environmentally responsible products and providing world-class support. For more information about ESG, visit **doveresg.com**, the **ESG Facebook page** or follow ESG on **Twitter**.

Forward Looking Statements

Certain information in this press release includes forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act") and the Private Securities Litigation Reform Act of 1995) regarding future events or our future financial performance that involve certain contingencies and uncertainties, including those discussed in our Annual Report on Form 10-K for the year ended December 31, 2023, and subsequent reports we file with the U.S. Securities and Exchange Commission from time to time, in the sections entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations – Contingencies and Uncertainties." In addition, when included in this press release the words "may," "expects," "should," "intends," "anticipates," "believes," "plans," "projects," "estimates," "will" and the negatives thereof and analogous or similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statement is not forward-looking. We have based these forward-looking statements on current expectations and projections about future events. These statements are not guarantees of future performance. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those reflected in such forward-looking statements. Such risks and uncertainties, many of which are beyond our control, include, among others:

- we may be unable to successfully integrate acquired businesses, including the ESG business;
- we may not realize expected synergies for any acquired businesses within the timeframe anticipated or at all;
- our operations are subject to a number of potential risks that arise from operating a multinational business, including political and economic instability and compliance with changing regulatory environments;
- changes in the availability and price of certain materials and components, which may result in supply chain disruptions;
- consolidation within our customer base and suppliers;
- our business may suffer if our equipment fails to perform as expected;
- a material disruption to one of our significant facilities;

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our business is sensitive to general economic conditions, government spending priorities and the cyclical nature of markets we serve; our consolidated �nancial results are reported in U.S. dollars while certain assets and other reported items are denominated in the currencies of other countries, creating currency exchange and translation risk; our need to comply with restrictive covenants contained in our debt agreements; our ability to generate su�cient cash �ow to service our debt obligations and operate our business; our ability to access the capital markets to raise funds and provide liquidity; the �nancial condition of customers and their continued access to capital; exposure from providing credit support for some of our customers; we may experience losses in excess of recorded reserves; our industry is highly competitive and subject to pricing pressure; our ability to successfully implement our strategy and the actual results derived from such strategy; increased cybersecurity threats and more sophisticated computer crime; increased regulatory focus on privacy and data security issues and expanding laws; our ability to attract, develop, engage and retain team members; possible work stoppages and other labor matters; litigation, product liability claims and other liabilities; changes in import/export regulatory regimes, imposition of tari�s, escalation of global trade con�icts and unfairly traded imports, particularly from China, could continue to negatively impact our business; compliance with environmental regulations could be costly and failure to meet sustainability expectations or standards or achieve our sustainability goals could adversely impact our business; our compliance with the U.S. Foreign Corrupt Practices Act and similar worldwide anti-corruption laws; our ability to comply with an injunction and related obligations imposed by the U.S. Securities and Exchange Commission; and other factors. Actual events or our actual future results may di�er materially from any forward-looking statement due to these and other risks, uncertainties and material factors.  The forward-looking statements contained herein speak only as of the date of this press release.  We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained in this press release to re�ect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Non-GAAP Financial Measures This news release includes the following non-GAAP measures, as de�ned under SEC rules, which are de�ned below: EBITDA 5

EBITDA is defined as earnings, before interest, other non-operating income (loss), income (loss) attributable to non-controlling interest, taxes, depreciation and amortization. The Company calculates this by subtracting the following items from Net income (loss): (Gain) loss on disposition of discontinued operations- net of tax; and (Income) loss from discontinued operations – net of tax. Then adds the Provision for (benefit from) income taxes; Interest & Other (Income) Expense; the Depreciation and Amortization amounts reported in the Consolidated Statement of Cash Flows less amortization of debt issuance costs that are recorded in Interest expense.

The Company believes that disclosure of EBITDA will be helpful to those reviewing its performance, as EBITDA provides information on its ability to meet debt service, capital expenditure and working capital requirements, and is also an indicator of profitability.

(In millions) (Estimated)

Operating income to EBITDA reconciliation for Q1 2024 LTM

	Revenue	Operating Income	Depreciation & Amortization	EBITDA (Non-GAAP)	EBITDA Margin (Non-GAAP)
Materials Processing	$2,193	$345	$17	$362	16.5 %
ESG	$792	$154	$6	$160	20.2 %
Utilities	$600	$53	$7	$60	9.9 %
Environmental Solutions	$1,392	$207	$13	$220	15.8 %
Aerials	$2,417	$343	$27	$369	15.3 %
Corp & Other/Eliminations	($2)	($94)	$7	($87)	N/M
Terex Pro Forma	$6,001	$801	$63	$864	14.4 %

Operating income to EBITDA reconciliation for pro forma 2024 Outlook

	Terex Q1-24 Outlook	ESG Outlook	Terex + ESG (Pro Forma)
Revenue	$5,300	$865	$6,165
Operating Income	$686	$172	$858
D&A	$65	$8	$73
EBITDA	$751	$180	$931
% Margin	14.2 %	20.8 %	15.1 %
Synergies	-	$25	$25
% of Sales	-	2.9 %	0.4 %
EBITDA + Synergies	-	-	$956
% Margin	-	-	15.5 %

Net Leverage Outlook

The Company's net leverage ratio is calculated as net debt divided by EBITDA. Terex is unable to provide forward-looking quantitative reconciliation of these forward-looking non-GAAP financial measures to any GAAP measure

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because Terex is unable to predict with reasonable certainty the ultimate outcome of certain significant items without unreasonable effort. These items are uncertain, depend on various factors and could have a material impact on GAAP reported results for the relevant periods. These forward-looking non-GAAP financial measures reflect management's current expectation and beliefs regarding the potential benefits of the proposed transaction. As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America.

For more information, contact:

Investors

Julie A. Beck
Senior Vice President, Chief Financial Officer
Email: **InvestorRelations@Terex.com**

Media
Edelman Smithfield
Ted McHugh and Danielle O'Brien
Email: **Terex@edelman.com**

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SOURCE Terex Corporation

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